UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 15, 2008

Shumate Industries, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-30291	65-0735872
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1011 Beach Airport Road, Conroe, Texas		77301
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (936) 539-5770

12060 FM 3083, Conroe, Texas 77301

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement.

On October 15, 2008, we, and our wholly owned subsidiary Hemiwedge Valve Corporation (“HVC”), entered into a Transfer Agreement with Tejas Research & Engineering, L.P. (“Tejas”) pursuant to which we and HVC transferred certain assets and granted certain license rights related to our Hemiwedge Valve Technology to Tejas in exchange for $3.5 million in cash at closing and a 5 yr. common stock purchase warrant to purchase 2,443,269 shares of our common stock at a purchase price of $0.25 per share. On the closing date, the shares underlying the warrant approximated 9.99% of our issued and outstanding shares of common stock. Concurrent with the closing, Tejas transferred the warrant to Intervale Capital, LLC. Tejas is a portfolio company of Intervale.

The transfer of assets was consummated pursuant to the Hemiwedge Intellectual Property Agreement between HVC and Tejas, under which Tejas received (i) a worldwide, perpetual, fully paid up, irrevocable and sublicensable license for the intellectual property related to HVC’s hemispherical wedge valves for the markets, or Fields of Use, of Sub-Sea and Offshore, Drilling and Workover, above 5,000 PSI, Surface Safety valves and all Downhole applications, all together known as the “Combined Fields of Use;” (ii) assignment of two pending U.S. patent applications related to specialty valves and (iii) the use of the Hemiwedge registered trademark in their Combined Fields of Use, in exchange for the $3.5 million cash payment referred to above.

We agreed to register the shares of common stock underlying the warrant upon the request of the warrant holder. In addition, if, at any time after April 14, 2008, the shares of common stock underlying the warrant cannot be sold without restriction pursuant to an effective registration statement under the Securities Act of 1933, as amended with a current prospectus, then the warrantholder may elect to exercise the warrant pursuant to the “cashless” exercise provisions contained thereunder.

The paragraphs above describe certain of the material terms of the Transfer Agreement, the Intellectual Property Agreement and the Warrant. Such description is not a complete description of the material terms of such agreements and is qualified in its entirety by reference to the agreements entered into in connection therewith which are included as exhibits to this Current Report on Form 8-K.

Section 3 – Securities and Trading Markets

Item 3.02	Unregistered Sales of Equity Securities.

See Item 1.01 above. We relied on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended, for the offer and sale of the common stock purchase warrant discussed above.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit Number	Description

10.1	Transfer Agreement.
10.2	Hemiwedge Intellectual Property Agreement.
10.3	Warrant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHUMATE INDUSTRIES, INC. (Registrant)

Date: October 21, 2008	By:	/s/ Matthew C. Flemming
Matthew C. Flemming, Chief Financial Officer, Treasurer and Secretary and Executive Vice President